UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2006

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Amendment to a Material Agreement.

On December 28, 2006, The Wet Seal, Inc. (the “Company”) and The Bank of New York, as Trustee and Collateral Agent, entered into a Third Supplemental Indenture to the Indenture between the parties governing the Company’s secured convertible notes due 2012, as amended. The Third Supplemental Indenture will allow the Company to purchase from its noteholders, in a single transaction or a series of transactions, all or a portion of the Company’s outstanding convertible notes. The Company is also authorized to repurchase shares of the Company’s Class A common stock, from time to time, in open market purchases and/or privately negotiated transactions, up to an aggregate amount not to exceed $25,000,000, such repurchases to be in addition to the repurchases of the Company’s Class A common stock permitted pursuant to the Second Supplemental Indenture entered into between the Company and the Trustee on June 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date: January 3, 2007	By:	/s/ John J. Luttrell
	Name:	John J. Luttrell
	Title:	Chief Financial Officer and Executive
Vice President